  EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors American Resources Corporation

We consent to the use of our report dated December 9, 2019 on the consolidated financial statements of Perry County Coal LLC as of December 31, 2018 and 2017, and for each of the years then ended, included in the Form 8-K of American Resources Corporation dated December 9, 2019, filed with the Securities and Exchange Commission.

/s/ Dean Dorton Allen Ford, PLLC

Dean Dorton Allen Ford, PLLC

Lexington, Kentucky

December 9, 2019